[LETTERHEAD OF BERENBAUM, WEINSHIENK & EASON, P.C. ATTORNEYS AT LAW]

Exhibit 5.1

February 3, 2006

KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206

  RE:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for KFx Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), of a prospectus supplement, dated February 3, 2006 (the "Prospectus Supplement"), to the prospectus, dated February 1, 2006 (the "Base Prospectus", and together with the Prospectus Supplement, the "Prospectus"), included as part of the Registration Statement (File No. 333-131426) on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act, relating to the offering by the Company of up to 8,050,000 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company. The Shares will be sold pursuant to an underwriting agreement, dated February 2, 2006 (the "Underwriting Agreement"), between the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the " Board"); (iii) the Registration Statement and exhibits thereto; (iv) the Base Prospectus; (v) the Prospectus Supplement; (vi) the Underwriting Agreement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

        As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

        In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; and (vi) the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of Colorado and the Delaware General Corporation Law. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

        We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

        This opinion letter speaks only as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                      Very truly yours,

                      /s/ BERENBAUM, WEINSHIENK & EASON, P.C.

                      Berenbaum, Weinshienk & Eason, P.C.